SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 19, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
EXPLANATORY NOTE: Pursuant to Item 9.01 of Form 8-K, this Current Report on Form 8-K/A amends the Registrant’s Current Report on Form 8-K for the event dated April 19, 2006, to include the historical financial statements and pro forma financial information required by Item 9.01 (a) and (b).

FORM 8-K/A
INDEX

Item 2.01. Acquisition or Disposition of Assets			3

Item 9.01. Financial Statements, Pro Forma Financial Information, and Exhibits			4

a.	W2001 PAC Realty Mezzanine, LLC (PwC)

	Consolidated Financial Statements as of December 31, 2005, and for the year then ended		5

	Unaudited Interim Consolidated Financial Statements as of March 31, 2006 and the three months then ended		17

b.	W2001 PAC Realty Mezzanine, LLC (E&Y)

	Consolidated Financial Statements as of December 31, 2004 and 2003, and for the year ended December 31, 2004 and the period from August 1, 2003 (inception) to December 31, 2003		26

c.	Pro Forma Financial Information (Unaudited)		42

	Pro Forma Consolidated Balance Sheet as of March 31, 2006		43

	Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006		44

	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005		45

d.	Exhibits		46

	23.1	Consent of Independent Accountants (PricewaterhouseCoopers LLP)

	23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)

SIGNATURE			47
Consent of Independent Accountants
Consent of Independent Registered Public Accounting Firm

ITEM 2.01. ACQUISITION OR DISPOSITION OF ASSETS
On April 19, 2006, Ashford Hospitality Trust, Inc. (the “Company”) completed the acquisition of the 338-room Pan Pacific San Francisco Hotel in San Francisco, California, for approximately $95.0 million in cash from W2001 Pac Realty, L.L.C.
The Company is converting the hotel into a JW Marriott with re-branding and renovation costs expected to approximate $10.0 million. Marriott International, Inc. will manage the hotel under a long-term incentive management agreement. The Company funded the acquisition from proceeds received from two credit facility draws of approximately $88.9 million and $15.0 million.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS
On April 19, 2006, Ashford Hospitality Trust, Inc. (the “Company”) completed the acquisition of the 338-room Pan Pacific San Francisco Hotel in San Francisco, California, for approximately $95.0 million in cash from W2001 Pac Realty, L.L.C. The consolidated financial statements included herein include the accounts and operations of the property owner, W2001 Pac Realty Mezzanine, L.L.C., which owns 100% of W2001 Realty, L.L.C., which are substantially the same as the financial statements of the hotel except for the inclusion of an asset management fee and other expense allocations totaling $67,000 for the year ending December 31, 2005 incurred by W2001 Pac Realty Mezzanine, L.L.C. that are not representative of the hotel’s operations.

W2001 PAC Realty
Mezzanine, LLC
Financial Statements
December 31, 2005

Report of Independent Auditors
To the Members of
W2001 PAC Realty Mezzanine, LLC
In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in members’ capital, and of cash flows present fairly, in all material respects, the financial position of W2001 PAC Realty Mezzanine, LLC and its subsidiaries (the “Company”) at December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
San Francisco, CA
June 27, 2006

W2001 PAC Realty Mezzanine, LLC
Consolidated Balance Sheet
December 31, 2005

Assets
Current assets
Cash and cash equivalents	$1,722,830
Accounts receivable, net	4,316,434
Prepaid expenses	279,487

Total current assets	6,318,751

Property and equipment
Building and improvements	30,705,717
Furniture, fixture, and equipment	12,858,873
Less: accumulated depreciation	(9,060,992)

Total property and equipment	34,503,598

Restricted cash	1,465,635
Deferred financing costs, net	303,966
Other assets	83,182

Total assets	$42,675,132

Liabilities and member’s capital
Current liabilities
Accounts payable	$749,887
Accrued expenses	1,411,335
Advance deposits	171,359
Other liaNet cash used in investing activities	269,833

Total current liabilities	2,602,414

Notes payable	37,500,000

Total liabilities	40,102,414

Members’ capital	2,572,718

Total liabilities and members’ capital	$42,675,132

The accompanying notes are an integral part of these financial statements.

W2001 PAC Realty Mezzanine, LLC
Consolidated Statement of Operations
Year Ended December 31, 2005

Revenue
Room	$17,942,483
Food and beverage	5,987,431
Other	1,537,471

Total revenues	25,467,385

Direct operating costs and expenses
Room	5,731,128
Food and beverage	4,911,287
Asset management	355,872
Management fees	811,606
Other	914,148

Total direct operating cost and expenses	12,724,041

Indirect expenses
General and administrative	2,093,352
Utilities and maintenance	2,402,194
Marketing and advertising	1,649,624
Rent	1,381,746
Depreciation	3,934,542
Liability insurance	455,731
Property taxes	793,063

Total operating expenses	25,434,293

Operating income	33,092

Other income
Interest income	40,024
Other income	2,292

Total other income	42,316

Other expenses
Interest expense	(3,468,723)

Total other expenses	(3,468,723)

Net loss	$(3,393,315)

The accompanying notes are an integral part of these financial statements.

W2001 PAC Realty Mezzanine, LLC
Consolidated Statement of Changes in Members’ Capital
Year Ended December 31, 2005

	Oxford	Whitehall	Whitehall	Whitehall
	Lodging SF	Parallel	Street	Employee	Total
Balance, December 31, 2004	$772,344	$3,950,983	$1,470,138	$522,568	$6,716,033

Distributions	(86,250)	(441,219)	(164,175)	(58,356)	(750,000)
Net loss	(390,231)	(1,996,260)	(742,797)	(264,027)	(3,393,315)

Balance, December 31, 2005	$295,863	$1,513,504	$563,166	$200,185	$2,572,718

The accompanying notes are an integral part of these financial statements.

W2001 PAC Realty Mezzanine, LLC
Consolidated Statement of Cash Flows
Year Ended December 31, 2005

Cash flows from operating activities
Net loss	$(3,393,315)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	3,934,542
Amortization of deferred financing costs	303,966
Changes in operating assets and liabilities
Accounts receivable	960,071
Prepaid expenses	105,322
Other assets	3,424
Accounts payable	(154,811)
Advance deposits	(19,811)
Accrued expenses and other liabilities	430,149

Net cash provided by operating activities	2,169,537

Cash flows from investing activities
Refund of purchase price from seller	310,579
Additions to property and equipment	(696,812)
Net change in restricted cash	(350,750)

Net cash used in investing activities	(736,983)

Cash flows used in financing activities
Distributions to members	(750,000)

Net cash used in investing activities	(750,000)

Net increase in cash and cash equivalents	682,554

Cash and cash equivalents at beginning of year	1,040,276

Cash and cash equivalents at end of year	$1,722,830

Supplemental disclosure of cash flow information
Cash paid for interest	$3,122,440

Supplemental disclosure of noncash investing information
Reduction of basis in property and equipment related to prior guarantees from original seller	2,689,421
The accompanying notes are an integral part of these financial statements.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements
December 31, 2005
1.	Description of Business and Summary of Significant Accounting Policies

Description of Business

Whitehall Street Global Real Estate Limited Partnership 2001 (“Whitehall Street”), Whitehall Parallel Global Real Estate Limited Partnership 2001 (“Whitehall Parallel”), Whitehall Street Global Employee Fund 2001, L.P. (“Whitehall Employee”), and Oxford Lodging SF, LLC (“Oxford Lodging”) (collectively, the “Equity Members”) formed W2001 PAC Realty, LLC, a Delaware limited liability company (“Property Owner”), on August 1, 2003. On December 29, 2003, the Equity Members assigned 100% of their membership interest in the Property Owner to W2001 PAC Realty Mezzanine, LLC (the “Company”).

The Property Owner, which is consolidated into the Company, is the owner of real property located at 500 Post Street, San Francisco, CA 94102, commonly known as the Pan Pacific Hotel San Francisco (the “Hotel”), together with all buildings and improvements situated thereon and all related personal property, fixtures, and equipment (collectively, the “Property”).

The Company was formed solely to (i) acquire, own, finance, manage, maintain, operate, improve, develop, lease, market, refinance, and sell the Hotel and (ii) engage in any and all activities necessary or incidental to the foregoing.

Basis of Accounting

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Such estimates’ and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid, temporary cash investments with maturities of three months or less at the date of purchase to be cash equivalents.

Restricted Cash

In accordance with the management agreement with the Pan Pacific Hotels and Resorts of America Inc. (the “Management Company”), the Company is required to maintain a replacement reserve fund for the purpose of replacements to, and additions of, property improvements, adjacent grounds, furniture, fixtures, and equipment. The replacement reserve fund is funded with an amount equal to 4% of Gross Revenues, as defined, on a monthly basis. The balance in the replacement reserve fund at December 31, 2005 was $1,265,618.

In accordance with mezzanine loan agreement with LSIF Funding (“LSIF”), the Company is required to set funds aside in a reserve account (the “Renovation Reserve”) in order to ensure that funds will be available to cover the costs of: the conversion of a penthouse suite into a meeting room, the conversion of the gift shop into a business center, and an increase in the number of rooms in the hotel. The balance in the Renovation Reserve fund at December 31, 2005 was $200,017 (Note 2).

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements
December 31, 2005
Property and Equipment

Building and improvements, fixtures, furniture, and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.

Depreciation is computed on the straight-line basis over the following estimated useful lives:

Building and improvements	39 years
Furniture and equipment	5 years
Fixtures	7 years
Construction in progress totaling $228,134 is included in building and improvements. Construction in progress represents renovations to the Hotel and is capitalized as the costs are incurred.

Renovation projects are generally less than six months in duration, and the Hotel remains fully operational while renovations occur. Upon completion of the renovations, the assets are depreciated according to the Company’s policy.

The seller has guaranteed certain operations of the Hotel for ten years. The Company considers any amounts received or receivable under this agreement as refunds of contingent consideration and presents such amounts as a reduction in the purchase price as earned.

Deferred Financing Costs

Financing costs incurred in connection with the issuance of notes payable are deferred and amortized using the straight-line method over the contractual lives of the related notes payable, which approximates the effective-interest method. Amortization expense related to the deferred financing costs was $303,966 for the year ended December 31, 2005.

Other Assets

Other assets consist primarily of Hotel liquor license and inventories and are stated at the lower of cost or market value. Cost is determined using first-in, first out method.

Revenue Recognition

Room revenues are recognized when the services have been rendered. Revenue from the sale of food and beverage is recognized when the items have been delivered.

Accounts Receivable

Accounts receivable, which primarily represent amounts due from hotel guests, are presented net of allowances, which were not material at December 31, 2005. The Company regularly reviews the collectibility of its accounts receivable and adjusts allowance for doubtful accounts accordingly, generally ranging from 25%, 50% or 100% for balances over 91 to 180 days outstanding.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No such impairment losses have been recognized to date.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements
December 31, 2005

Marketing and Advertising Expenses

Marketing and advertising costs are expensed as incurred. The Company incurred marketing and advertising costs of $1,649,624 for the year ended December 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Income Taxes

The Company has elected to be taxed as a partnership, and accordingly, records no income taxes. The members are individually responsible for reporting their shares of the Company’s taxable income or loss on their income tax returns.

Certain transactions of the Company may be subject to accounting methods for income tax purposes that differ from the accounting methods used in preparing these financial statements in accordance with U.S. GAAP. Accordingly, the net income or loss of the Company and the resulting balances in the members’ capital accounts reported for income tax purposes may differ from the balances reported for those same items in the accompanying consolidated financial statements.

New Accounting Pronouncement

In March 2005, the FASB issued Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations – an interpretation of FASB Statement No. 143 (“FIN 47”). FIN 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is effective for the fiscal year ending December 31, 2005. The adoption of FIN 47 did not have a material impact on the Company’s financial position, results of operations or cash flows.

2.	Notes Payable

On December 29, 2003, the Company entered into a debt agreement (“Senior Loan”) with Société Générale for $25,000,000. The Senior Loan bears interest at the Adjusted Base Rate or LIBOR plus 250 basis points at the Company’s discretion. The Adjusted Base Rate is equal to the greater of a rate publicly announced by Société Générale or the U.S. Federal Funds Rate plus 50 basis points. The Company has elected the LIBOR option, bearing interest at 5.95% as of December 31, 2005. The Senior Loan requires monthly payments of interest only. The Senior Loan matures on December 31, 2006, and is extendable for two separate 12-month periods if certain qualifications are met. The Senior Loan is collateralized by the Hotel.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements
December 31, 2005
On December 29, 2003, the Company entered into a loan agreement with LSIF Funding LTD, (“LSIF”) for $12,500,000. The LSIF note bears interest of 10% plus the greater of 2.5% or LIBOR. As of December 31, 2005, the LSIF note bore interest at 13.45% . The LSIF note requires monthly payments of interest only until maturity on December 29, 2006 at which time all outstanding principal and accrued interest are due. The loan may be repaid without penalty beginning on June 30, 2006. The LSIF note may be extended for two additional one-year periods upon payment of an extension fee equal to 0.25% of the outstanding loan balance and is collateralized by capital of the members in the Company. The loan can be repaid without penalty beginning on June 30, 2006.

Both notes were paid in full when the Property was sold and closed escrow on April 19, 2006 (Note 7).

3.	Ground Lease

The Company leases land under a noncancelable operating lease, which extends through 2083. Every five years since the commencement date of the lease (January 15, 1984), the minimum base rent is increased using a factor of the consumer price index (“CPI”). The CPI increase is calculated by dividing the October CPI immediately preceding the January rate change by the CPI five years prior. This CPI factor is multiplied by the previous minimum base rent to arrive at the new minimum base rent. The most recent minimum base rent adjustment occurred in January 2004 to an annual rent of $1,340,500. The next rent increase will occur on January 2009.

Minimum future rental commitments under the Company’s noncancelable ground lease for the next five years and thereafter as of December 31, 2005, are as follows:

Year ending December 31
2006	$1,340,500
2007	1,340,500
2008	1,340,500
2009	1,340,500
2010	1,340,500
Thereafter	97,856,500
In addition to the minimum base rent, the lease agreement also requires an annual payment equal to 3.25% of the net operating income (“NOI”) plus shortfalls from the guaranteed NOI as designated in the management agreement, if any, achieved by the Hotel. As of December 31, 2005, the Company accrued rent expense in connection with the guaranteed NOI of $146,250 in accrued expenses in the accompanying consolidated balance sheet.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements
December 31, 2005
4.	The LLC Agreement

Capital Contributions

The members have the following interests in the Company:

Whitehall Street	21.89%
Whitehall Parallel	58.8292%
Whitehall Employee	7.7808%
Oxford Lodging	11.5%
The capital contribution funded to the Property Owner prior to the formation of the Company will for all purposes be deemed to have been funded to the Company on such date.

As defined by the LLC Agreement, each equity member shall make advances to the Company within 20 days following an advance notice issued when the Company requires additional capital to pay project costs and other costs incurred in the ordinary course of business.

Distributions of Available Cash

Whitehall Parallel, on behalf of the Company, as stated below, shall make distributions of available cash to the Equity Members within sixty (60) days after the end of each quarter of each fiscal year. Any Company loan shall be repaid in full prior to any distributions of available cash.

Available cash shall be distributed to the Equity Members in the following order of priority:
(a)	First, to the Equity Members, in accordance with their relative percentage interests, until each member has received, on a cumulative basis, a fifteen percent (15%) internal rate of return on its capital contributions;

(b)	Second, ten percent (10%) of the remaining available cash to Oxford Lodging and the remainder to all members in accordance with their Company percentages, until each member has received, on a cumulative basis, a twenty percent (20%) internal rate of return on its capital contributions;

(c)	Third, twenty-three percent (23%) of the remaining available cash to Oxford Lodging and the remainder to all members in accordance with their ownership percentages, until each member has received, on a cumulative basis, a thirty percent (30%) internal rate of return on its capital contributions; and

(d)	Fourth, thirty-five percent (35%) of the remaining available cash to Oxford Lodging and the remainder to all members in accordance with their ownership percentage.
A distribution of return of capital of $750,000 was made on August 1, 2005, following the renovation completion and release of renovation funds from the reserve.

Allocations of Profits and Losses

The Equity Members will be the only members of the Company that have any interest in the profits, losses, and capital of the Company. Profits and losses shall be allocated among the Equity Members in proportion to their Company ownership percentages.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements
December 31, 2005
5.	Management Agreement With Pan Pacific Hotels and Resorts of America Inc.

The Company acquired the Hotel from Tokyu Corporation, a Japanese corporation, and San Francisco 109, Inc., a California corporation and a subsidiary of Tokyu Corporation (collectively, the “Seller”) effective August 1, 2003. As a condition of the acquisition, the Company entered into a management agreement with Pan Pacific Hotels & Resorts America Inc., (the “Management Company” or the “Manager”), which is an indirect subsidiary of Tokyu Corporation, for the operation, management, maintenance, and marketing of the Hotel. The term of the management agreement is 10 years (ending December 31, 2012). Under the agreement, the Management Company manages the Hotel for a management fee equal to ten percent (10%) of the gross operating profit, as defined, and charges a marketing fee equal to one and one-half percent (1.5%) of the gross room revenue, as defined. During the first two years, one-half of the marketing fees was dedicated to the exclusive marketing of the Hotel.

Under the agreement, the Management Company is required to fund the shortfall between the minimum required net operating income and actual net operating income, both as defined by the management agreement, for the first five years of the management agreement. For the remaining five years of the management agreement, the Management Company is only required to fund the shortfall to the extent of their management and marketing fees. The shortfall totaled $785,878 for the year ended December 31, 2005. The Management Company instructed the Company to draw from their $3 million Letter of Credit (“LOC”) to fund the 2005 NOI shortfall amount. This triggered a clause in the management which entitled the Company to draw down on the remaining balance of the LOC, which it did in March 2006.

Also under the Management Agreement, the Company has the right to terminate such agreement if the Management Company instructs the Company to draw on a letter of credit to fund any shortfalls and such shortfall exceeds 10% of the Minimum Required NOI, as defined. These conditions existed in 2005 and, accordingly, the Company exercised its right to terminate the Management Agreement, effective February 13, 2006. The portion of the draw on the letter of credit which relates to this contract termination provision of $2,214,122 is reflected as a further reduction in property and equipment in the accompanying consolidated balance sheet.

6.	Related-Party Transactions

The Company has retained Oxford Lodging Advisory & Investment Group, LLC (“Oxford LLC”), an affiliate of Oxford Lodging, to perform asset management and development services for a fee equal to 1.5% of gross revenues as defined in the agreement. The Company incurred asset management fees of $355,872 to Oxford LLC for the year ended December 31, 2005, which are reflected in the accompanying consolidated statement of operations. Owner has also retained the Manager to perform various development services in connection with the renovation project and was paid a development fee in the amount of 4% of the renovation project cost for the development period not to exceed $110,000.

7.	Subsequent Events

On April 19, 2006, the Company sold the Hotel to Ashford Hospitality Trust, Inc. for cash proceeds of $95,000,000.

W2001 PAC Realty
Mezzanine, LLC
Unaudited Financial Statements
As of March 31, 2006 and December 31, 2005 and
for Three Months Periods Ended March 31, 2006
and 2005

W2001 PAC Realty Mezzanine, LLC
Unaudited Consolidated Balance Sheets
March 31, 2006 and December 31, 2005

	2006	2005
Assets
Current assets
Cash and cash equivalents	$2,309,099	$1,722,830
Accounts receivable, net	1,661,738	4,316,434
Prepaid expenses	165,200	279,487

Total current assets	4,136,037	6,318,751

Property and equipment
Building and improvements	30,554,133	30,705,717
Furniture, fixture, and equipment	13,081,872	12,858,873
Less: accumulated depreciation	(10,051,645)	(9,060,992)

Total property and equipment	33,584,360	34,503,598

Restricted cash	1,676,766	1,465,635
Deferred financing costs, net	227,974	303,966
Other assets	69,398	83,182

Total assets	$39,694,535	$42,675,132

Liabilities and Member’s (Deficit) Capital
Current liabilities
Accounts payable	$430,294	$749,887
Accrued expenses	1,357,185	1,411,335
Advance deposits	372,091	171,359
Other liabilities	500,236	269,833

Total current liabilities	2,659,806	2,602,414

Notes payable	37,500,000	37,500,000

Total liabilities	40,159,806	40,102,414

Members’ (deficit) capital	(465,271)	2,572,718

Total liabilities and members’ (deficit) capital	$39,694,535	$42,675,132

The accompanying notes are an integral part of these financial statements.

W2001 PAC Realty Mezzanine, LLC
Unaudited Consolidated Statements of Operations
Three-Month Periods Ended March 31, 2006 and 2005

	2006	2005
Income from discontinued operations
Revenue
Room	$4,425,994	$3,908,687
Food and beverage	1,341,072	1,492,369
Other	301,971	395,776

Total revenues	6,069,037	5,796,832

Direct operating costs and expenses
Room	1,339,815	1,380,555
Food and beverage	1,206,719	1,242,087
Asset management	77,142	87,346
Management fees	181,605	157,384
Other	100,373	270,429

Total direct operating cost and expenses	2,905,654	3,137,801

Indirect expenses
General and administrative	589,480	406,048
Utilities and maintenance	591,106	569,954
Marketing and advertising	443,297	364,736
Rent	307,561	308,874
Depreciation	990,653	978,611
Liability insurance	107,853	119,599
Property taxes	204,717	195,684

Total operating expenses	6,140,321	6,081,307

Operating loss	(71,284)	(284,475)

Other income
Interest income	12,288	10,562
Other income	250,000	—

Total other income	262,288	10,562

Other expenses
Interest expense	(969,106)	(791,232)

Total other expenses	(969,106)	(791,232)

Net loss	$(778,102)	$(1,065,145)

The accompanying notes are an integral part of these financial statements.

W2001 PAC Realty Mezzanine, LLC
Unaudited Statements of Changes in Members’ (Deficit) Capital
Three-Month Period Ended March 31, 2006

	Oxford	Whitehall	Whitehall	Whitehall
	Lodging SF	Parallel	Street	Employee	Total
Balance, December 31, 2005	$295,863	$1,513,504	$563,166	$200,185	$2,572,718
Distributions	(259,888)	(1,329,473)	(494,689)	(175,837)	(2,259,887)
Net loss	(89,482)	(457,751)	(170,326)	(60,543)	(778,102)

Balance, March 31, 2006	$(53,507)	$(273,720)	$(101,849)	$(36,195)	$(465,271)

The accompanying notes are an integral part of these financial statements.

W2001 PAC Realty Mezzanine, LLC
Unaudited Consolidated Statements of Cash Flows
Three-Month Periods Ended March 31, 2006 and 2005

	2006	2005
Cash flows from operating activities
Net loss	$(778,102)	$(1,065,145)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	990,653	975,306
Amortization of deferred financing costs	75,992	72,687
Changes in operating assets and liabilities
Accounts receivable	(34,725)	506,751
Prepaid expenses	114,287	109,390
Other assets	13,784	3,520
Accounts payable	(319,593)	(262,316)
Advance deposits	200,732	44,731
Accrued expenses and other liabilities	176,253	205,879

Net cash provided by operating activities	439,281	590,803

Cash flows from investing activities
Additions to furniture, fixtures and equipment	(71,415)	(14,578)
Refund of purchase price from the seller	2,689,421	—
Net change in restricted cash	(211,131)	(359,450)

Net cash provided by (used in) investing activities	2,406,875	(374,028)

Cash flows used in financing activities
Distributions to members	(2,259,887)	—

Net cash used in financing activities	(2,259,887)	—

Net increase in cash and cash equivalents	586,269	216,775
Cash and cash equivalents at beginning of period	1,722,830	1,040,276

Cash and cash equivalents at end of period	$2,309,099	$1,257,051

Supplemental disclosure of cash flow information
Cash paid for interest	$554,365	$469,750
The accompanying notes are an integral part of these financial statements.

W2001 PAC Realty Mezzanine, LLC
Notes to Unaudited Consolidated Financial Statements
March 31, 2006 and 2005
1.	Description of Business and Summary of Significant Accounting Policies

Description of Business

Whitehall Street Global Real Estate Limited Partnership 2001 (“Whitehall Street”), Whitehall Parallel Global Real Estate Limited Partnership 2001 (“Whitehall Parallel”), Whitehall Street Global Employee Fund 2001, L.P. (“Whitehall Employee”), and Oxford Lodging SF, LLC (“Oxford Lodging”) (collectively, the “Equity Members”) formed W2001 PAC Realty, LLC, a Delaware limited liability company (“Property Owner”), on August 1, 2003. On December 29, 2003, the Equity Members assigned 100% of their membership interest in the Property Owner to W2001 PAC Realty Mezzanine, LLC (the “Company”).

The Property Owner, which is consolidated into the Company, is the owner of real property located at 500 Post Street, San Francisco, CA 94102, commonly known as the Pan Pacific Hotel San Francisco (the “Hotel”), together with all buildings and improvements situated thereon and all related personal property, fixtures, and equipment (collectively, the “Property”).

The Company was formed solely to (i) acquire, own, finance, manage, maintain, operate, improve, develop, lease, market, refinance, and sell the Hotel and (ii) engage in any and all activities necessary or incidental to the foregoing.

2.	Basis of Accounting

The consolidated financial statements presented herein have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, these financial statements do not include certain information and disclosures required by GAAP for complete financial statements and as described in the Company’s 2005 consolidated financial statements. However, in the opinion of management, all adjustments, consisting of normal recurring adjustments and accruals, considered necessary for a fair presentation have been included. These consolidated financial statements should be read in conjunction with the notes to consolidated financial statements which appear in that report.

3.	Significant Accounting Policies Summary

Principles of Consolidation

The Company’s consolidated financial statements include the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions among the consolidated entities have been eliminated in these consolidated financial statements.

Restricted Cash

In accordance with the management agreement with the Pan Pacific Hotels and Resorts of America Inc. (the “Management Company”), the Company is required to maintain a replacement reserve fund for the purpose of replacements to, and additions of, property improvements, adjacent grounds, furniture, fixtures, and equipment. The replacement reserve fund is funded with an amount equal to 4% of Gross Revenues, as defined, on a monthly basis.

W2001 PAC Realty Mezzanine, LLC
Notes to Unaudited Consolidated Financial Statements
March 31, 2006 and 2005
In accordance with mezzanine loan agreement with LSIF Funding (“LSIF”), the Company is required to set funds aside in a reserve account (the “Renovation Reserve”) in order to ensure that funds will be available to cover the costs of: the conversion of a penthouse suite into a meeting room, the conversion of the gift shop into a business center, and an increase in the number of rooms in the hotel.

These funds have been refunded back to the Company subsequently due to the sale of the Hotel (Note 6).

Property and Equipment

Building and improvements, fixtures, furniture, and equipment are stated at cost. The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.
Depreciation is computed on the straight-line basis over the following estimated useful lives:

Building and improvements	39 years
Furniture and equipment	5 years
Fixtures	7 years
Deferred Financing Costs

Financing costs incurred in connection with the issuance of notes payable are deferred and amortized using the straight-line method over the contractual lives of the related notes payable, which approximates the effective-interest method.

Revenue Recognition

Room revenues are recognized when the services have been rendered. Revenue from the sale of food and beverage is recognized when the items have been delivered.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivables, which primarily represent amounts due from hotel guests, are presented net of allowances. The Company regularly reviews the collectibility of its accounts receivable and adjusts allowance for doubtful accounts accordingly, generally ranging from 25%, 50% and 100% for balances over 91 to 180 days outstanding.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No such impairment losses have been recognized to date.

Discontinued Operations

The Company reports real estate dispositions as discontinued operations separately as prescribed under the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Beginning in 2006, the Company reported operating results attributable to discontinued operations and the applicable gain or loss on

W2001 PAC Realty Mezzanine, LLC
Notes to Unaudited Consolidated Financial Statements
March 31, 2006 and 2005
dispositions of real estate separately. Property held for sale is stated at the lower of cost or estimated fair value less costs to sell and income or loss attributable to these properties is included in discontinued operations.

Marketing and Advertising Expenses

Marketing and advertising costs are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Income Taxes

The Company is not a taxpaying entity, and accordingly, records no income taxes. The members are individually responsible for reporting their shares of the Company’s taxable income or loss on their income tax returns.

Certain transactions of the Company may be subject to accounting methods for income tax purposes that differ from the accounting methods used in preparing these financial statements in accordance with U.S. GAAP. Accordingly, the net income or loss of the Company and the resulting balances in the members’ capital accounts reported for income tax purposes may differ from the balances reported for those same items in the accompanying consolidated financial statements.

4.	Notes Payable

On December 29, 2003, the Company entered into a debt agreement (“Senior Loan”) with Société Générale for $25,000,000. The Senior Loan bears interest at the Adjusted Base Rate or LIBOR plus 250 basis points at the Company’s discretion. The Adjusted Base Rate is equal to the greater of a rate publicly announced by Société Générale or the U.S. Federal Funds Rate plus 50 basis points. The Company has elected the LIBOR option, bearing interest at 7.30% and 5.95% as of March 31, 2006 and December 31, 2005, respectively. The Senior Loan requires monthly payments of interest only. The Senior Loan matures on December 31, 2006, and is extendable for two separate 12-month periods if certain qualifications are met. The Senior Loan is collateralized by the Hotel.

On December 29, 2003, the Company entered into a loan agreement with LSIF Funding LTD, (“LSIF”) for $12,500,000. The LSIF note bears interest of 10% plus the greater of 2.5% or LIBOR. As of March 31, 2006 and December 31, 2005, the LSIF note bore interest at 14.63% and 13.45%, respectively. The LSIF note requires monthly payments of interest only until maturity on December 29, 2006 at which time all outstanding principal and accrued interest are due. The loan may be repaid without penalty beginning on June 30, 2006. The LSIF note may be extended for two additional one-year periods upon payment of an extension fee equal to 0.25% of the outstanding loan balance and is collateralized by capital of the members in the Company. The loan can be repaid without penalty beginning on June 30, 2006.

W2001 PAC Realty Mezzanine, LLC
Notes to Unaudited Consolidated Financial Statements
March 31, 2006 and 2005
Both notes were paid in full when the Property was sold and closed escrow on April 19, 2006 (Note 6). In conjunction with this transaction, a prepayment penalty of $443,295 was incurred and paid.

5.	Management Agreement With Pan Pacific Hotels and Resorts of America Inc.

The Company acquired the Hotel from Tokyu Corporation, a Japanese corporation, and San Francisco 109, Inc., a California corporation and a subsidiary of Tokyu Corporation (collectively, the “Seller”) effective August 1, 2003. As a condition of the acquisition, the Company entered into a management agreement with Pan Pacific Hotels & Resorts America Inc., (the “Management Company” or the “Manager”), which is an indirect subsidiary of Tokyu Corporation, for the operation, management, maintenance, and marketing of the Hotel. The term of the management agreement is 10 years (ending December 31, 2012). Under the agreement, the Management Company manages the Hotel for a management fee equal to ten percent (10%) of the gross operating profit, as defined, and charges a marketing fee equal to one and one-half percent (1.5%) of the gross room revenue, as defined. During the first two years, one-half of the marketing fees was dedicated to the exclusive marketing of the Hotel.

Under the agreement, the Management Company is required to fund the shortfall between the minimum required net operating income and actual net operating income, both as defined by the management agreement, for the first five years of the management agreement. For the remaining five years of the management agreement, the Management Company is only required to fund the shortfall to the extent of their management and marketing fees. The shortfall totaled $785,878 and for the year ended December 31, 2005. The Management Company instructed the Company to draw from their $3 million Letter of Credit (“LOC”) to fund the 2005 NOI shortfall amount. This triggered a clause in the management which entitled the Company to draw down on the remaining balance of the LOC, which it did in March 2006.

Also under the Management Agreement, the Company has the right to terminate such agreement if the Management Company instructs the Company to draw on a letter of credit to fund any shortfalls and such shortfall exceeds 10% of the Minimum Required NOI, as defined. These conditions existed in 2005 and, accordingly, the Company exercised its right to terminate the Management Agreement, effective February 13, 2006; however, the Company requested the Manager continue to operate the Hotel in accordance with the Management Agreement during the Transition Period, as defined (Note 6). The Company considers any amounts received or receivable under the guarantee or termination provisions of the management contract as refunds of contingent consideration and presents such amounts as a reduction in the purchase price. During the quarter ended March 31, 2006, $2,689,421 was received from the seller under the guarantee provisions which reduced long-lived assets accordingly.

6.	Subsequent Events

On April 19, 2006, the Company sold the Hotel to Ashford Hospitality Trust, Inc. for cash proceeds of $95,000,000, which subsequently closed escrow on April 19, 2006.

Consolidated Financial Statements
W2001 PAC Realty Mezzanine, LLC
For the year ended December 31, 2004, and for the period from August 1, 2003
(inception), through December 31, 2003
with Report of Independent Auditors

W2001 PAC Realty Mezzanine, LLC
Consolidated Financial Statements
For the year ended December 31, 2004, and for the period
from August 1, 2003 (inception), through December 31, 2003

Report of Independent Auditors
The Members of
W2001 PAC Realty Mezzanine, LLC
We have audited the accompanying consolidated balance sheets of W2001 PAC Realty Mezzanine, LLC (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, members’ capital, and cash flows for the year ended December 31, 2004, and for the period from August 1, 2003 (inception), through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of W2001 PAC Realty Mezzanine, LLC as of December 31, 2004 and 2003, and the consolidated results of its operations and its cash flows for the year ended December 31, 2004, and for the period from August 1, 2003 (inception), through December 31, 2003, in conformity with accounting principles generally accepted in the United States.
/s/ Ernst & Young LLP
February 24, 2005

W2001 PAC Realty Mezzanine, LLC
Consolidated Balance Sheets

	December 31
	2004	2003

Assets
Cash and cash equivalents	$1,040,276	$486,170
Restricted cash	1,114,885	3,868,659
Accounts receivable, net	2,587,084	1,899,410
Prepaid expenses	384,809	541,354
Property and equipment:
Building and improvements	33,416,913	34,767,089
Furniture, fixtures, and equipment	12,450,865	10,197,259

	45,867,778	44,964,348
Accumulated depreciation	(5,126,450)	(1,395,632)

	40,741,328	43,568,716

Deferred financing costs, net	607,932	911,898
Other assets	86,606	114,225

Total assets	$46,562,920	$51,390,432

Liabilities and members’ capital
Notes payable	$37,500,000	$37,500,000
Accounts payable	904,698	776,789
Accrued expenses	776,314	890,744
Advance deposits	191,170	320,584
Other liabilities	474,705	198,459

Total liabilities	39,846,887	39,686,576

Members’ capital	6,716,033	11,703,856

Total liabilities and members’ capital	$46,562,920	$51,390,432

See accompanying notes.

W2001 PAC Realty Mezzanine, LLC
Consolidated Statements of Operations

		Period from
		August 1, 2003
		(inception),
	Year ended	through
	December 31,	December 31,
	2004	2003
Revenues:
Room	$16,091,284	$6,379,054
Food and beverage	5,598,115	2,340,784
Other	1,564,734	618,126

Total revenues	23,254,133	9,337,964

Direct operating cost and expenses:
Room	5,546,473	2,192,133
Food and beverage	4,918,937	2,050,314
Other	1,031,276	389,848

Total direct operating cost and expenses	11,496,686	4,632,295

Income before indirect expenses and other expenses	11,757,447	4,705,669

Indirect expenses:
General and administrative	2,163,170	1,838,652
Asset management and development services fees	439,412	140,070
Management fees	573,103	240,955
Property management	2,379,647	964,077
Marketing and advertising	1,764,125	529,716
Rent	1,401,546	505,721
Liability insurance	533,270	245,340
Property taxes	921,439	326,348

Total indirect expenses	10,175,712	4,790,879

Income (loss) before other expenses	1,581,735	(85,210)

Other expenses:
Interest expense, net	(2,578,941)	(931,749)
Depreciation and amortization	(4,072,521)	(1,395,632)
Loss on disposal of furniture, fixtures and equipment	(168,096)	—

Total other expenses	(6,819,558)	(2,327,381)

Net loss	$(5,237,823)	$(2,412,591)

See accompanying notes.

W2001 PAC Realty Mezzanine, LLC
Consolidated Statements of Members’ Capital

	Oxford	Whitehall	Whitehall	Whitehall
	Lodging SF	Parallel	Street	Employee	Total

Balances at August 1, 2003	$—	$—	$—	$—	$—
Capital contributions	1,623,392	8,304,587	3,090,088	1,098,380	14,116,447
Net loss	(277,448)	(1,419,308)	(528,116)	(187,719)	(2,412,591)

Balances at December 31, 2003	1,345,944	6,885,279	2,561,972	910,661	11,703,856
Capital contributions	258,750	1,323,657	492,525	175,068	2,250,000
Distributions	(230,000)	(1,176,584)	(437,800)	(155,616)	(2,000,000)
Net loss	(602,350)	(3,081,369)	(1,146,559)	(407,545)	(5,237,823)

Balances at December 31, 2004	$772,344	$3,950,983	$1,470,138	$522,568	$6,716,033

See accompanying notes.

W2001 PAC Realty Mezzanine, LLC
Consolidated Statements of Cash Flows

		Period from
		August 1, 2003
		(inception),
	Year ended	through
	December 31,	December 31,
	2004	2003
Operating activities
Net loss	$(5,237,823)	$(2,412,591)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,072,521	1,395,632
Loss on disposal of furniture, fixtures and equipment	168,096	—
Changes in operating assets and liabilities:
Accounts receivable	(687,674)	(1,899,410)
Prepaid expenses	156,545	(541,354)
Other assets	27,619	(114,225)
Accounts payable	127,909	776,789
Advance deposits	(129,414)	320,584
Accrued expenses and other liabilities	439,318	1,089,203

Net cash used in operating activities	(1,062,903)	(1,385,372)

Investing activities
Additions to building and improvements	—	(34,941,600)
Adjustments to building and improvements	2,010,577	174,511
Additions to furniture, fixtures and equipment	(3,397,342)	(10,197,259)
Increase in restricted cash	2,753,774	(3,868,659)

Net cash provided by (used in) investing activities	1,367,009	(48,833,007)

Financing activities
Capital contributions from members	2,250,000	14,116,447
Distributions to members	(2,000,000)	—
Deferred financing costs	—	(911,898)
Proceeds from bridge loan	—	37,500,000
Repayment of bridge loan	—	(37,500,000)
Proceeds from notes payable	—	37,500,000

Net cash provided by financing activities	250,000	50,704,549

Net increase in cash and cash equivalents	554,106	486,170
Cash and cash equivalents at beginning of period	486,170	—

Cash and cash equivalents at end of period	$1,040,276	$486,170

Supplemental disclosure of cash flow information
Cash paid for interest	$2,584,299	$930,197

Supplemental schedule of noncash operating activities
Adjustment to liabilities assumed through the acquisition of the Hotel	$277,503	$—

See accompanying notes.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements
December 31, 2004
1. Description of Business and Summary of Significant Accounting Policies
Description of Business
Whitehall Street Global Real Estate Limited Partnership 2001 (“Whitehall Street”), Whitehall Parallel Global Real Estate Limited Partnership 2001 (“Whitehall Parallel”), Whitehall Street Global Employee Fund 2001, L.P. (“Whitehall Employee”), and Oxford Lodging SF, LLC (“Oxford Lodging”) (collectively, the “Equity Members”) became members of W2001 PAC Realty, LLC, a Delaware limited liability company (“Property Owner”), on August 1, 2003, the inception of the Property Owner. On December 29, 2003, the Equity Members assigned 100% of their membership interest in the Property Owner to W2001 PAC Realty Mezzanine (the “Company”).
The Property Owner, which is consolidated into the Company, is the owner of real property located at 500 Post Street, San Francisco, CA 94102, commonly known as the Pan Pacific Hotel San Francisco (the “Hotel”), together with all buildings and improvements situated thereon and all related personal property, fixtures, and equipment (collectively, the “Property”).
The Company was formed solely to (i) acquire, own, finance, manage, maintain, operate, improve, develop, lease, market, refinance, and sell the Hotel and (ii) engage in any and all activities necessary or incidental to the foregoing.
Basis of Accounting
The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all liquid temporary cash investments with maturities of three months or less at the date of purchase to be cash equivalents.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements (continued)
1.	Description of Business and Summary of Significant Accounting Policies (continued)
Restricted Cash
In accordance with the management agreement with the Pan Pacific Hotels and Resorts of America Inc. (the “Management Company”), the Company is required to maintain a replacement reserve fund for the purpose of replacements to, and additions of, property improvements, adjacent grounds, furniture, fixtures, and equipment. The replacement reserve fund is funded with an amount equal to 4% of Gross Revenues, as defined, on a monthly basis. The balance in the replacement reserve fund at December 31, 2004 and 2003, was $709,785 and $245,122, respectively.
In accordance with mezzanine loan agreement with LSIF Funding LTD (“LSIF”), the Company is required to set aside a reserve account (the “Renovation Reserve”) in the amount of $3,500,000 in order to ensure that funds will be available to cover the costs of the renovation. The balance in the Renovation Reserve fund at December 31, 2004 and 2003, was $405,000 and $3,500,000, respectively.
Property and Equipment
Building and improvements, fixtures, furniture, and equipment are stated at cost.
Depreciation is computed on the straight-line basis over the following estimated useful lives:

Building and improvements	39 years
Furniture and equipment	5 years
Fixtures	7 years
The cost of additions, alterations, and improvements is capitalized. Expenditures for repairs and maintenance are expensed as incurred.
Construction in progress totaling $85,669 is included in building and improvements. Construction in progress represents renovations to the Hotel and is capitalized as the costs are incurred. Renovation projects are generally less than six months in duration, and the Hotel remains fully operational while renovations occur. Upon completion of the renovations, the assets are depreciated according to the Company’s policy.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements (continued)
1.	Description of Business and Summary of Significant Accounting Policies (continued)
Deferred Financing Costs
Deferred financing costs incurred in connection with the issuance of notes payable are amortized using the straight-line method over the contractual lives of the related notes payable, which approximates the effective-interest method. Amortization expense related to the deferred financing costs was $303,966 and zero for the year ended December 31, 2004, and for the period from August 1, 2003, through December 31, 2003, respectively.
Other Assets
Other assets consist primarily of inventories and the Hotel liquor license.
Revenue Recognition
Room revenues are recognized when the services have been rendered; these are, therefore, recognized on a day-to-day basis.
Revenue from the sale of food and beverage is recognized when the items have been delivered.
Accounts Receivable
Accounts receivable primarily represent amounts due from Hotel guests, net of allowances, which were not material at December 31, 2004.
Impairment of Long-Lived Assets
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No such impairment losses have been recognized to date.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements (continued)
1.	Description of Business and Summary of Significant Accounting Policies (continued)
Marketing and Advertising Expenses
Marketing and advertising costs are expensed as incurred. The Company incurred marketing and advertising costs of $1,764,125 and $529,716 for the year ended December 31, 2004, and for the period from August 1, 2003, through December 31, 2003, respectively.
Income Taxes
The Company is not a taxpaying entity and, accordingly, records no income taxes. The members are individually responsible for reporting their shares of the Company’s taxable income or loss on their income tax returns.
Certain transactions of the Company may be subject to accounting methods for income tax purposes that differ from the accounting methods used in preparing these financial statements in accordance with U.S. GAAP. Accordingly, the net income or loss of the Company and the resulting balances in the members’ capital accounts reported for income tax purposes may differ from the balances reported for those same items in the accompanying consolidated financial statements.
2. Notes Payable
On August 1, 2003, the Property Owner obtained a bridge loan from Whitehall Parallel, Whitehall Street, and Whitehall Employee under one loan agreement for $37,500,000 to acquire the Hotel. The bridge loan bore an interest rate of 5.5%. The bridge loan was repaid on December 29, 2003, when the Company obtained permanent financing.
On December 29, 2003, the Company entered into debt agreements (“Senior Loan”) with Société Générale for $25,000,000. The Senior Loan bears interest at the Adjusted Base Rate or LIBOR plus 250 basis points at the borrower’s discretion. The Adjusted Base Rate is equal to a rate publicly announced by Société Générale or the Federal Funds Rate plus 50 basis points. The Senior Loan used the Adjusted Base Rate option, bearing 4.8% and 4.5% of interest as of December 31, 2004 and 2003, respectively. The Senior Loan requires monthly payments of interest only. The Senior Loan matures on December 31, 2006, and is extendable for two separate 12-month periods if certain qualifications are met. The Senior Loan is collateralized by the Hotel.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements (continued)
2. Notes Payable (continued)
On December 29, 2003, the Company entered into a loan agreement with LSIF Funding LTD, (“LSIF”) for $12,500,000. The LSIF note bears interest of 10% plus the greater of 2.5% or LIBOR. As of December 31, 2004 and 2003, the LSIF note bore interest at 10% plus 2.5%. The proceeds from the LSIF note were used by the Property Owner to fund the repayment of the bridge loan. Commencing on December 29, 2003, the LSIF note requires monthly payments of interest only. The LSIF note may be repaid without penalty beginning on June 30, 2006. The LSIF note may be extended for two additional one-year periods upon payment of an extension fee equal to 0.25% of the outstanding loan balance and is collateralized by capital of the members in the Company.
3. Ground Lease
The Company leases land under a noncancelable operating lease, which extends through 2083. Every five years since the commencement date of the lease (January 15, 1984), the minimum base rent is increased using a factor of the consumer price index (“CPI”). The CPI increase is calculated by dividing the October CPI immediately preceding the January rate change by the CPI five years prior. This CPI factor is multiplied by the previous minimum base rent to arrive at the new minimum base rent. The most recent minimum base rent adjustment occurred in January 2004 to an annual rent of $1,340,500. The next rent increase will occur on January 2009.
Minimum future rental commitments under the Company’s noncancelable operating lease for the next five years as of December 31, 2004, are as follows:

Year ending December 31,
2005	$1,340,500
2006	1,340,500
2007	1,340,500
2008	1,340,500
2009	1,340,500
In addition to the minimum base rent, the lease agreement also requires an annual payment equal to 3.25% of the net operating income (“NOI”) plus shortfalls from the guaranteed NOI as designated in the management agreement, if any, achieved by the Hotel. As of December 31, 2004 and 2003, the Company accrued rent expense in connection with the guaranteed NOI of $113,750 and $29,971, respectively, in accrued expenses in the accompanying consolidated balance sheets.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements (continued)
4. The LLC Agreement
Capital Contributions
The capital contribution funded to the Property Owner prior to the formation of the Company will for all purposes be deemed to have been funded to the Company on such date.
Any capital calls shall be made by written notice sent to all of the Equity Members, shall provide not less than twenty (20) days’ advance notice before the additional capital contributions requested thereby are due and payable, and shall be apportioned pro rata among the Equity Members in accordance with each Equity Member’s percentage interest.
As defined by the LLC Agreement, each Equity Member shall make advances to the Company within 20 days following an advance notice issued when the Company requires additional capital to pay project costs and other costs incurred in the ordinary course of business.
Equity Member capital contributions totaling $2,250,000 were made during March and April of 2004. These were made primarily due to the renovation funds that ownership was required to expend prior to release of those amounts from the Renovation Reserve account. Some funds were also required for working capital during the renovation period.
Distributions of Available Cash
Whitehall Parallel, on behalf of the Company, as stated below, shall make distributions of available cash to the Equity Members within sixty (60) days after the end of each quarter of each fiscal year. Any Company loan shall be repaid in full prior to any distributions of available cash.
Available cash shall be distributed to the Equity Members in the following order of priority:
(a)	First, to the Equity Members, in accordance with their relative percentage interests, until each member has received, on a cumulative basis, a fifteen percent (15%) internal rate of return on its capital contributions;

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements (continued)
4. The LLC Agreement (continued)
Distributions of Available Cash (continued)
(b)	Second, ten percent (10%) of the remaining available cash to Oxford Lodging and the remainder to all members in accordance with their Company percentages, until each member has received, on a cumulative basis, a twenty percent (20%) internal rate of return on its capital contributions;

(c)	Third, twenty-three percent (23%) of the remaining available cash to Oxford Lodging and the remainder to all members in accordance with their Company percentages, until each member has received, on a cumulative basis, a thirty percent (30%) internal rate of return on its capital contributions; and

(d)	Fourth, thirty-five percent (35%) of the remaining available cash to Oxford Lodging and the remainder to all members in accordance with their Company percentage.
A distribution or return of capital of $2,000,000 was made on November 1, 2004, following the renovation completion and release of renovation funds from the reserve.
Allocations of Profits and Losses
The Equity Members will be the only members of the Company that have any interest in the profits, losses, and capital of the Company. Profits and losses shall be allocated among the Equity Members in proportion to their Company ownership percentages.
5. Related-Party Transactions
The Company has retained Oxford Lodging Advisory & Investment Group, LLC (“Oxford LLC”) to perform asset management and development services for a fee equal to 1.5% of gross revenues as defined in the agreement. The Company incurred asset management fees of $349,665 and $140,070 to Oxford LLC for the year ended December 31, 2004, and for the period from August 1, 2003, through December 31, 2003, respectively, which are reflected in the accompanying consolidated statements of operations.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements (continued)
6. Management Agreement With Pan Pacific Hotels and Resorts of America Inc.
The Company acquired the Hotel from Tokyu Corporation, a Japanese corporation, and San Francisco 109, Inc., a California corporation and a subsidiary of Tokyu Corporation (collectively, the “Seller”) effective August 1, 2003. As a condition of the acquisition, the Company entered into a management agreement with Pan Pacific Hotels & Resorts America Inc., (the “Management Company”), which is an indirect subsidiary of Tokyu Corporation, for the operation, management, maintenance, and marketing of the Hotel. The term of the management agreement is 10 years (ending December 31, 2012). Under the agreement, the Management Company manages the Hotel for a management fee equal to ten percent (10%) of the gross operating profit, as defined, and charges a marketing fee equal to one and one-half percent (1.5%) of the gross room revenue, as defined. During the first two years, one-half of the marketing fees shall be dedicated to the exclusive marketing of the Hotel. Under the agreement, the Management Company is required to fund the shortfall between the minimum required net operating income and actual net operating income, as defined by the management agreement, for the first five years of the management agreement. For the remaining five years of the management agreement, the Management Company is only required to fund the shortfall between the minimum required net operating income and the actual net operating income to the extent of their management and marketing fees. The shortfall totaled $2,010,577 and $174,511 for the year ended December 31, 2004, and for the period from August 1, 2003, through December 31, 2003, respectively. The shortfall in any calendar year for the first five years of the management agreement will be treated as a purchase price adjustment to the basis of the Hotel. The net operating income guarantee by the Management Company represents a contingent consideration, which is required to be considered as an element of the cost of the acquired asset. As of December 31, 2004, the total accumulated shortfall of $2,185,088 was treated as a reduction in the basis of the Hotel.
Management fees totaled $573,103 and $240,955 for the year ended December 31, 2004, and for the period from August 1, 2003, through December 31, 2003, respectively, and are included in the accompanying consolidated statements of operations.
Total compensation amounting to $115,867 for the property controller for 2004 was paid for by the Management Company and was excluded from the accompanying consolidated financial statements.

W2001 PAC Realty Mezzanine, LLC
Notes to Consolidated Financial Statements (continued)
7. Real Estate Tax Issues
During 2004, the Company was billed for property taxes by the County of San Francisco (the “County”) based upon an assessed value significantly in excess of the amount paid by the Company for the purchase of the Property. The County failed to process the Change in Ownership submittal to establish a new base value by the January 1, 2005, assessment date. In the opinion of the asset manager and legal counsel, the County arbitrarily rolled back the property value to the prior owner’s original purchase price. The asset manager immediately objected to the assessment with the County, and in December 2004, was successful in obtaining a partial reduction in the assessed value of the Property, but not to an amount consistent with the Company’s purchase price of the Property. In order to avoid penalties and defaulting on its loan covenants, the Company paid the installment of property taxes that was due in December 2004 based on the revised bill, but intends to seek a reduction from the County for this overpayment through the second installment payment due on April 10, 2005. The asset manager, its tax consultant, and outside legal counsel believe that the Company will be successful in further lowering the assessed value of the Property and, accordingly, lowering the amount of property taxes, and believe the Company will receive a refund of a portion of the taxes paid in December 2004. In accordance with accounting principles generally accepted in the Unites States, the Company will record any refunds related to property taxes in the period in which such amounts are realized.

ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
Management prepared the following pro forma financial statements, which are based on the historical consolidated financial statements of Ashford Hospitality Trust, Inc. (the “Company”) and adjusted to give effect to several acquisitions completed after December 31, 2004 and the related debt and equity offerings to fund those acquisitions, as discussed below, as if such transactions occurred at the beginning of the periods presented regarding the consolidated pro forma statements of operations and as of the balance sheet date regarding the consolidated pro forma balance sheet.
On March 16, 2005, the Company acquired 21 hotel properties and an office building from selling entities controlled by affiliates of Fisher Brothers, Gordon Getty Trust, and George Soros, which collectively owned approximately 78% of the acquired properties, and certain members of the Company’s senior management, whom collectively owned approximately 22% of the acquired properties, for approximately $250.0 million. The $250.0 million purchase price consisted of approximately $35.0 million in cash, approximately $164.7 million in assumed mortgage debt, and approximately $50.3 million worth of limited partnership units, which equates to 4,994,150 units based on $10.07 per share, which represents the average market price of the Company’s common stock for the 20-day period ending five business days before signing a definitive agreement to acquire these properties on December 23, 2004. Company management received their net consideration for the acquisition in the form of limited partnership units, whereas the third parties received 50% of their consideration in limited partnership units and 50% in cash. The Company used proceeds from its sale of Series B cumulative convertible redeemable preferred stock on December 30, 2004, from its follow-on public offering on January 20, 2005, and from a $15.0 million draw on its $60.0 million credit facility on March 16, 2005 to fund the acquisition of these properties.
On March 22, 2005, the Company acquired the Hilton Santa Fe hotel property in Santa Fe, New Mexico, from Santa Fe Hotel Joint Venture for approximately $18.2 million in cash. The Company used proceeds from borrowings and its follow-on public offering on January 20, 2005 to fund this acquisition.
On June 17, 2005, the Company acquired a 30-property hotel portfolio from CNL Hotels and Resorts, Inc. for approximately $465.0 million in cash. To fund this acquisition, the Company used proceeds from several sources, including: its $370.0 million mortgage loan executed on June 17, 2005, approximately $65.0 million from the issuance of 6,454,816 shares of Series B convertible redeemable preferred stock to a financial institution on June 15, 2005, and cash remaining from its follow-on public offering on April 5, 2005.
On October 28, 2005, the Company acquired the Hyatt Dulles hotel property in Herndon, Virginia, from Dulles Airport, LLC for approximately $72.5 million in cash. The Company used proceeds from borrowings to fund this acquisition, including a portion of its $210.8 million mortgage loan executed on October 13, 2005 and its $45.0 million mortgage loan executed on October 28, 2005.
On January 25, 2006, in a follow-on public offering, the Company issued 12,107,623 shares of its common stock at $11.15 per share, which generated gross proceeds of approximately $135.0 million. However, the aggregate proceeds to the Company, net of underwriters’ discount and offering costs, was approximately $128.6 million. The 12,107,623 shares issued include 1,507,623 shares sold pursuant to an over-allotment option granted to the underwriters. The net proceeds were used for a $60.0 million pay-down on the Company’s $100.0 million credit facility, due August 17, 2008, on January 31, 2006, a $45.0 million pay-down on the Company’s $45.0 million mortgage loan, due October 10, 2007, on February 9, 2006, and the acquisition of the Marriott at Research Triangle Park hotel property on February 24, 2006 for $28.0 million, as discussed below.
On February 24, 2006, the Company acquired the Marriott at Research Triangle Park hotel property in Durham, North Carolina, from Host Marriott Corporation for approximately $28.0 million in cash. The Company used proceeds from its sale of two hotels on January 17, 2006 and its follow-on public offering on January 25, 2006 to fund this acquisition.
On April 19, 2006, the Company acquired the Pan Pacific San Francisco Hotel in San Francisco, California, for approximately $95.0 million in cash. Such acquisition generated the requirement for this Current Report on Form 8-K/A. The Company used proceeds from two credit facility draws of approximately $88.9 million and $15.0 million to fund this acquisition. The effects of these draws are included as pro forma adjustments on the following pro forma financial statements.
The following consolidated pro forma financial statements should be read in conjunction with the Company’s Form 8-K filed with the Securities and Exchange Commission on April 24, 2006, which announced the completion of the acquisition of the Pan Pacific San Francisco Hotel, the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2005, which are incorporated by reference in the Company’s Form 10-K, filed March 14, 2006, and the consolidated financial statements and notes thereto related to W2001 Pac Realty Mezzanine, L.L.C. included elsewhere in this Form 8-K/A. In the Company’s opinion, all significant adjustments necessary to reflect this acquisition and related equity offering have been made.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Balance Sheet
As of March 31, 2006
(In Thousands)
(Unaudited)

		(a)	(b)
		Pan Pacific	Pan Pacific
	Historical	Acquisition	Funding	Pro Forma
	March 31,	Pro Forma	Pro Forma	March 31,
	2006	Adjustments	Adjustments	2006
Assets
Investment in hotel properties, net	$1,098,621	$96,765	$—	$1,195,386
Cash and cash equivalents	88,323	(96,765)	103,900	95,458
Restricted cash	9,483	—	—	9,483
Accounts receivable, net of allowance	24,853	—	—	24,853
Inventories	1,274	—	—	1,274
Assets held for sale	42,181	—	—	42,181
Notes receivable	108,106	—	—	108,106
Deferred costs, net	12,706	—	—	12,706
Prepaid expenses	7,620	—	—	7,620
Intangible assets, net	1,160	—		1,160
Other assets	9,728	—	—	9,728
Due from hotel managers	17,895	—	—	17,895

Total assets	$1,421,950	$—	$103,900	$1,525,850

Liabilities and Owners’ Equity
Indebtedness	$719,807	$—	$103,900	$823,707
Capital leases payable	357	—	—	357
Accounts payable	12,931	—	—	12,931
Accrued expenses	24,239	—	—	24,239
Dividends payable	16,253	—	—	16,253
Deferred income	324	—	—	324
Due to affiliates	5,276	—	—	5,276

Total liabilities	779,187	—	103,900	883,087

Commitments & contingencies	—	—	—	—
Minority interest	86,662	—	—	86,662
Preferred stock — Series B	75,000	—	—	75,000

Preferred stock — Series A	23	—	—	23
Common stock	566	—	—	566
Additional paid-in capital	528,730	—	—	528,730
Accumulated other comprehensive income loss	1,009	—	—	1,009
Accumulated deficit	(49,227)	—	—	(49,227)

Total owners’ equity	$481,101	$—	$—	$481,101

Total liabilities and owners’ equity	$1,421,950	$—	$103,900	$1,525,850

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma balance sheet.
Explanation of pro forma adjustments:

(a)	Represents pro forma adjustments to reflect the acquisition of the Pan Pacific hotel property on April 19, 2006.

(b)	Represents pro forma adjustments to reflect credit facility draws of approximately $103.9 million on April 18, 2006 to acquire the Pan Pacific hotel property.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Statement of Operations
For the Three Months Ended March 31, 2006
(In Thousands, Except Per Share Amounts)
(Unaudited)

		(a)		(b)
		Marriott RTP		Pan Pacific		(c)		Adjusted
	Historical	Acquisition		Acquisition		Debt		Pro Forma
	March 31,	Pro Forma		Pro Forma		Pro Forma		March 31,
	2006	Adjustments		Adjustments		Adjustments		2006

Revenue
Rooms	$84,458	1,199	(4)	4,426	(4)	—		$90,083
Food and beverage	16,074	377	(4)	1,341	(4)	—		17,792
Other	4,117	47	(4)	330	(4)	—		4,494

Total hotel revenue	104,649	1,623		6,097		—		112,369

Interest income from notes receivable	3,946	—		—		—		3,946
Asset management fees	318	—		—		—		318

Total Revenue	108,913	1,623		6,097		—		116,633

Expenses
Hotel operating expenses
Rooms	18,290	562	(4)	1,340	(4)	—		20,192
Food and beverage	12,499	151	(4)	1,207	(4)	—		13,857
Other direct	1,718	30	(4)	100	(4)	—		1,848
Indirect	32,551	644	(4)	1,606	(4)	—		34,801
Management fees	4,134	49	(4)	182	(4)	—		4,365
Property taxes, insurance, and other	5,603	44	(4)	313	(4)	—		5,960
Depreciation & amortization	10,935	220	(5)	1,242	(5)	—		12,397
Corporate general and administrative	4,810	—		—	(8)	—		4,810

Total Operating Expenses	90,540	1,700		5,990		—		98,230

Operating Income	18,373	(77)		107		—		18,403

Interest income	494	—		—		—		494
Interest expense and amortization and write-off of loan costs	(12,633)	—		—		(11,350)	(6)	(23,983)

Net Income (Loss) before Minority Interest and Income Taxes	6,234	(77)		107		(11,350)		(5,086)

Income tax benefit (expense)	(78)	(2)	(1)	(26)	(1)	—	(1)	(106)
Minority interest	(1,079)	90	(3)	(13)	(3)	1,847	(3)	845

Net Income (Loss) from Continuing Operations	5,077	11		68		(9,503)		(4,348)

Preferred dividends							(7)	(2,719)

Net Income from Continuing Operations Applicable to Common Shareholders								$(7,066)

Basic and diluted:
Income from continuing operations per share available to common shareholders								$(0.13)

Weighted average shares outstanding								55,253

The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma statement of operations.
Explanation of pro forma adjustments:

(a)	Represents pro forma adjustments to reflect the acquisition of Marriott RTP on February 24, 2006 as if such transaction occurred at the beginning of the period presented.

(b)	Represents pro forma adjustments to reflect the acquisition of the Pan Pacific hotel property on April 19, 2006 as if such transaction occurred at the beginning of the period presented.

(c)	Represents pro forma adjustments to reflect additional interest expense associated with borrowings incurred to fund these acquisitions as if such debt was outstanding the entire period presented.

(1)	Represents pro forma income tax benefit (expense) related to these transactions.

(2)	Represents pro forma weighted average shares considering all shares and units issued to fund these acquisitions.

(3)	Pro forma minority interest represents 16.27% of the net income (loss) before minority interest.

(4)	Represents the acquired entities estimated unaudited statements of operations for the periods preceding their acquisitions.

(5)	Represents additional depreciation expense associated with the acquired entities based on preliminary purchase price allocations.

(6)	Represents additional interest expense associated with borrowings to fund these acquisitions as if such acquisitions closed at the beginning of the period presented.

(7)	Represents pro forma dividends on Series A & B preferred stock as if such shares were outstanding the entire period presented.

(8)	Certain asset management fees and other expense allocations incurred by W2001 Pac Realty Mezzanine, L.L.C. are excluded as such costs are not representative of the hotel’s operations.

Ashford Hospitality Trust, Inc.
Consolidated Pro Forma Statement of Operations
For the Year Ended December 31, 2005
(In Thousands, Except Per Share Amounts)
(Unaudited)

		(a)		(b)
		Miscellaneous		Pan Pacific		(c)		Adjusted
	Historical	Acquisitions		Acquisition		Debt		Pro Forma
	December 31,	Pro Forma		Pro Forma		Pro Forma		December 31,
	2005	Adjustments		Adjustments		Adjustments		2005

Revenue
Rooms	$250,571	72,765	(4)	17,942	(4)	—		$341,278
Food and beverage	52,317	14,539	(4)	5,987	(4)	—		72,843
Other	14,181	2,380	(4)	1,643	(4)	—		18,204

Total hotel revenue	317,069	89,684		25,572		—		432,325

Interest income from notes receivable	13,323	—		—		—		13,323
Asset management fees	1,258	—		—		—		1,258

Total Revenue	331,650	89,684		25,572		—		446,906

Expenses
Hotel operating expenses
Rooms	56,991	16,265	(4)	5,731	(4)	—		78,987
Food and beverage	39,711	10,376	(4)	4,911	(4)	—		54,998
Other direct	5,420	1,093	(4)	914	(4)	—		7,427
Indirect	99,804	22,420	(4)	5,795	(4)	—		128,019
Management fees	11,547	4,474	(4)	812	(4)	—		16,833
Property taxes, insurance, and other	17,248	4,343	(4)	1,336	(4)	—		22,927
Depreciation & amortization	30,286	13,598	(5)	4,967	(5)	—		48,851
Corporate general and administrative	14,523	—		—	(8)	—		14,523

Total Operating Expenses	275,530	72,569		24,466		—		372,565

Operating Income	56,120	17,115		1,106		—		74,341

Interest income	1,027	—		—		—		1,027
Interest expense and amortization and write-off of loan costs	(44,207)	—		—		(11,350	) (6)	(55,557)
Loss on debt extinguishment	(10,000)	—		—		—		(10,000)

Net Income (Loss) before Minority Interest and Income Taxes	2,940	17,115		1,106		(11,350)		9,811

Income tax benefit (expense)	2,650	(379	) (1)	(117	) (1)	—	(1)	2,154
Minority interest	(1,159)	(3,351	) (3)	(200	) (3)	2,293	(3)	(2,417)

Net Income (Loss) from Continuing Operations	4,431	13,385		789		(9,057)		9,548

Preferred dividends							(7)	(11,908)

Net Income from Continuing Operations Applicable to Common Shareholders								$(2,360)

Basic and diluted:
Income from continuing operations per share available to common shareholders								$(0.04)

Weighted average shares outstanding								55,253

     The accompanying notes and management’s assumptions are an integral part of this consolidated pro forma statement of operations.
Explanation of pro forma adjustments:

(a)	Represents pro forma adjustments to reflect the below acquisitions and related debt and equity offerings as if such transactions occurred at the beginning of the period presented.
1)	acquisition of FGS Properties on March 16, 2005

2)	acquisition of Hilton Santa Fe on March 22, 2005

3)	acquisition of CNL Properties on June 17, 2005

4)	acquisition of Hyatt Dulles on October 28, 2005

5)	acquisition of Marriott RTP on February 24, 2006
(b)	Represents pro forma adjustments to reflect the acquisition of the Pan Pacific hotel property on April 19, 2006 as if such transaction occurred at the beginning of the period presented.
(c)	Represents pro forma adjustments to reflect additional interest expense associated with borrowings incurred to fund these acquisitions as if such debt was outstanding the entire period presented.
(1)	Represents pro forma income tax benefit (expense) related to these transactions.
(2)	Represents pro forma weighted average shares considering all shares and units issued to fund these acquisitions.
(3)	Pro forma minority interest represents 20.20% of the net income (loss) before minority interest.
(4)	Represents the acquired entities estimated unaudited statements of operations for the periods preceding their acquisitions.
(5)	Represents additional depreciation expense associated with the acquired entities based on preliminary purchase price allocations.
(6)	Represents additional interest expense associated with borrowings to fund these acquisitions as if such acquisitions closed at the beginning of the period presented.
(7)	Represents pro forma dividends on Series A & B preferred stock as if such shares were outstanding the entire period presented.
(8)	Approximately $356,000 of asset management fees and other expense allocations incurred by W2001 Pac Realty Mezzanine, L.L.C. are excluded as such costs are not representative of the hotel’s operations.

EXHIBITS

23.1	Consent of Independent Accountants (PricewaterhouseCoopers LLP)

23.2	Consent of Independent Registered Public Accounting Firm (Ernst & Young LLP)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 29, 2006

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID J. KIMICHIK
David J. Kimichik
Chief Financial Officer